UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2024

BLUE OWL CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OBDC	The New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

On January 4, 2024 (the “Refinancing Date”), Blue Owl Capital Corporation (the “Company”) completed a $390,000,000 term debt securitization refinancing (the “CLO Refinancing”), also known as a collateralized loan obligation refinancing, which is a form of secured financing incurred by the Company. The secured notes issued in the CLO Refinancing and the secured loan borrowed in the CLO Refinancing were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO I, LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”) and are backed by a portfolio of collateral obligations consisting of middle market loans and participation interests in middle market loans as well as by other assets of the Issuer.

The CLO Refinancing was executed by (A) the issuance of the following classes of notes pursuant to an indenture and security agreement dated as of May 28, 2019 (the “Original Closing Date”) by and among Owl Rock CLO I, Ltd., as issuer (the “Original Issuer”), the Issuer, as co-issuer and State Street Bank and Trust Company, as supplemented by the first supplemental indenture dated as of June 28, 2023 and as further amended by the second supplemental indenture dated as of the Refinancing Date (the “Indenture”), by and between the Issuer and State Street Bank and Trust Company: (i) $221,400,000 of AAA(sf) Class A-NR Notes, which bear interest at the Benchmark plus 2.40%, (ii) $25,000,000 of AAA(sf) Class A-FR Notes, which bear interest at 6.35%, (iii) $41,600,000 of AA(sf) Class B-R Notes, which bear interest at the Benchmark plus 3.25% and (iv) $52,000,000 of A(sf) Class C Notes, which bear interest at the Benchmark plus 4.25% (together, the “Secured Notes”) and (B) the borrowing by the Issuer of $50,000,000 under floating rate Class A-LR loans (the “Class A-LR Loans” and together with the Secured Notes, the “Secured Debt”). The Class A-LR Loans bear interest at the Benchmark plus 2.40%. The Class A-LR Loans were borrowed under a credit agreement (the “Class A-LR Credit Agreement”), dated as of the Refinancing Date, by and among the Issuer, as borrower, various financial institutions and other persons, as lenders, and State Street Bank and Trust Company, as collateral trustee and loan agent. The Secured Debt is secured by middle market loans, participation interests in middle market loans and other assets of the Issuer. The Secured Debt is scheduled to mature on February 20, 2036. The Secured Notes were privately placed by Natixis Securities Americas LLC. The proceeds from the CLO Refinancing were used to redeem in full the classes of debt issued on the Original Closing Date, to redeem a portion of the preferred shares of the Issuer as described below and to pay expenses incurred in connection with the CLO Refinancing. On the Refinancing Date, the Original Issuer was merged with and into the Issuer, with the Issuer surviving the merger. The Issuer assumed by all operation of law all of the rights and obligations of the Original Issuer, including the subordinated securities issued by the Original Issuer on the Original Closing Date.

Concurrently with the issuance of the Secured Notes and the borrowing under the Class A-LR Loans, the Issuer redeemed $85,306,000 of subordinated securities, for a total of $120,800,000 of outstanding subordinated securities in the form of 120,800 preferred shares ($1,000 per preferred share) (the “Preferred Shares”) held by the Company. The Preferred Shares were issued by the Issuer as part of its issued share capital and are not secured by the collateral securing the Secured Debt. The Company acts as retention holder in connection with the CLO Refinancing for the purposes of satisfying certain U.S., European Union and United Kingdom regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of the Preferred Shares.

On the Original Closing Date, the Original Issuer entered into a loan sale agreement with Company, which provided for the sale and contribution of approximately $247 million par amount of middle market loans from the Company to the Original Issuer on the Original Closing Date and for future sales from the Company to the Original Issuer on an ongoing basis. As part of the CLO Refinancing, the Issuer, as the successor to the Original Issuer, and the Company entered into an amended and restated loan sale agreement with the Company dated as of the Refinancing Date (the “OBDC Loan Sale Agreement”), pursuant to which the Issuer assumed all ongoing obligations of the Original Issuer under the original agreement and the Company sold approximately $106 million par amount middle market loans to the Issuer on the Refinancing Date and provides for future sales from the Company to the Issuer on an ongoing basis. Such loans constituted part of the portfolio of assets securing the Secured Debt. A portion of the of the portfolio assets securing the Secured Debt consists of middle market loans purchased by the Original Issuer from ORCC Financing II LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the Original Closing Date between the Original Issuer and ORCC Financing II LLC and which the Issuer and ORCC Financing II LLC amended and restated on the Refinancing Date (the “ORCC Financing II Loan Sale Agreement”) in connection with the refinancing. No gain or loss was recognized as a result of these sales and contributions. The Company and ORCC Financing II LLC each made customary representations, warranties, and covenants to the Issuer under the applicable loan sale agreement.

Through February 20, 2028, a portion of the proceeds received by the Issuer from the loans securing the Secured Notes may be used by the Issuer to purchase additional middle market loans under the direction of Blue Owl Credit Advisors LLC (“OCA” or the “Adviser”), the Company’s investment advisor, in its capacity as collateral manager for the Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle market loans.

The Secured Debt is the secured obligation of the Issuer, and the Indenture and Class A-LR Credit Agreement each includes customary covenants and events of default. The Secured Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration.

OCA serves as collateral manager for the Issuer under an amended and restated collateral management agreement dated as of the Refinancing Date (the “Collateral Management Agreement”). OCA is entitled to receive fees for providing these services. OCA has waived its right to receive such fees but may rescind such waiver at any time; provided, however, that if the Adviser rescinds such waiver, the management fee payable to the Adviser pursuant to the Amended and Restated Investment Advisory Agreement, dated March 31, 2022, between the Adviser and the Company will be offset by the amount of the collateral management fee attributable to the CLO I Issuer’s equity or notes owned by the company.

OBDC expects to use the proceeds of the issuance and incurrence of the Secured Debt, net of certain fees and expenses, for general corporate purposes.

The above description of the documentation related to the CLO Refinancing and other arrangements entered into on the Refinancing Date contained in this Current Report on Form 8-K do not propose to be complete and are qualified in their entirety by reference to the underlying agreements, including the Indenture, the Class A-LR Credit Agreement, the OBDC Loan Sale Agreement, the ORCC Financing II Loan Sale Agreement and the Collateral Management Agreement, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Second Supplemental Indenture, dated as of January 4, 2024, by and between Owl Rock CLO I, LLC, as Issuer and State Street Bank and Trust Company, as Collateral Trustee.

10.2	Amended and Restated Collateral Management Agreement, dated as of January 4, 2024, by and between Owl Rock CLO I, LLC, as Issuer and Blue Owl Credit Advisors LLC, as Collateral Manager.

10.3	Amended and Restated Loan Sale Agreement, dated as of January 4, 2024, by and between Blue Owl Capital Corporation, as Seller and Owl Rock CLO I, LLC, as Purchaser.

10.4	Amended and Restated Loan Sale Agreement, dated as of January 4, 2024, by and between ORCC Financing II LLC, as Seller and Owl Rock CLO I, LLC, as Purchaser.

10.5	Amended and Restated Class A-LR Credit Agreement, dated as of January 4, 2024, among Owl Rock CLO I, LLC, as Borrower, State Street Bank and Trust Company, as Loan Agent and as Collateral Trustee, and each of the Lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Owl Capital Corporation

January 9, 2024	By:	/s/ Jonathan Lamm
		Name:	Jonathan Lamm
		Title:	Chief Operating Officer and Chief Financial Officer